UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 17, 2010

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2010, EXCO Resources, Inc. (“EXCO”) held its annual meeting of shareholders. At the annual meeting, shareholders acted upon the matters outlined in EXCO’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2010. The matters voted upon at the annual meeting were as follows:

1.	The election of ten directors to the Board of Directors, each for a one-year term;

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm; and

3.	A shareholder proposal regarding Board diversity.

Pursuant to the following voting results at the annual meeting, our shareholders approved all of the directors nominated for election:

Name	Votes Cast For	Votes Withheld	Broker Non-Vote
Douglas H. Miller	184,309,029	2,214,907	15,032,445
Stephen F. Smith	180,490,562	6,033,374	15,032,445
Jeffrey D. Benjamin	186,122,476	401,460	15,032,445
Vincent J. Cebula	186,105,797	418,139	15,032,445
Earl E. Ellis	186,160,043	363,893	15,032,445
B. James Ford	186,104,556	419,380	15,032,445
Mark Mulhern	186,161,343	362,593	15,032,445
T. Boone Pickens	186,155,768	368,168	15,032,445
Jeffrey S. Serota	185,342,828	1,181,108	15,032,445
Robert L. Stillwell	186,121,760	402,176	15,032,445

Pursuant to the following voting results at the annual meeting, our shareholders approved the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm:

Proposal 2	Votes Cast For	Votes Cast Against	Abstentions

Ratification of KPMG LLP	201,103,850	443,020	9,511

Pursuant to the following voting results at the annual meeting, our shareholders did not approve the proposal submitted by one of our shareholders regarding Board diversity:

Proposal 3	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Vote

Shareholder proposal regarding Board diversity	39,146,702	135,000,273	12,376,961	15,032,445

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: June 23, 2010	By:	/S/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D. Vice President - Finance